Exhibit 1.1
CALPINE CORPORATION

$1,250,000,000 5.375% Senior Notes due 2023

$1,550,000,000 5.750% Senior Notes due 2025

UNDERWRITING AGREEMENT
July 8, 2014

July 8, 2014
Morgan Stanley & Co. LLC,
As Representative of the Underwriters
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
Calpine Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto, acting severally and not jointly (the “Underwriters”), (i) $1,250,000,000 aggregate principal amount of its 5.375% Senior Notes due 2023 (the “2023 Notes”) to be issued pursuant to the provisions of an indenture dated as of July 8, 2014 (the “Base Indenture”), as supplemented by a supplemental indenture, to be dated as of July 22, 2014 (the “2023 Supplemental Indenture” and, together with the Base Indenture, the “2023 Indenture”) between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”) and (ii) $1,550,000,000 aggregate principal amount of its 5.750% Senior Notes due 2025 (the “2025 Notes” and, together with the 2023 Notes, the “Securities”) to be issued pursuant to the provisions of the Base Indenture, as supplemented by a supplemental indenture, to be dated as of July 22, 2014 (the “2025 Supplemental Indenture” and, together with the 2023 Indenture, the “Indentures”) among the Company and the Trustee. Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to act as the representative of the several Underwriters (the “Representative”) in connection with the offering and sale of the Securities.
In connection with the offering of Securities, the Company will conduct a tender offer (i) purchase any and all of its 7.875% Senior Secured Notes due 2020 (the “2020 Notes”) and to solicit consents from the holders of the 2020 Notes to certain amendments to the indenture governing the 2020 Notes, dated as of July 23, 2010, as amended to the date hereof and (ii) purchase any and all of its 7.50% Senior Secured Notes due 2021 (the “2021 Notes”) and to solicit consents from the holders of the 2021 Notes to certain amendments to the indenture governing the 2021 Notes, dated as of October 22, 2010, as amended to the date hereof (such tender offer and consent solicitation, the “Tender Offer and Consent Solicitation”).
The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement (this “Agreement”) has been executed and delivered.
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act Regulations (as defined below), “Rule 405”) on Form S-3 (File No. 333-197288) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the Securities Act Regulations (“Rule 462

(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the Securities Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Final Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).
As used in this Agreement:
“Applicable Time” means 5:23 P.M., New York City time, on July 8, 2014 or such other time as agreed by the Company and the Representative.
“Disclosure Package” means (i) the most recent Preliminary Prospectus that is distributed to investors prior to the Applicable Time and (ii) any Issuer Free Writing Prospectus set forth on Schedule II hereto and issued at or prior to the Applicable Time, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)

(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to the terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Final Prospectus, as the case may be, at or after the execution and delivery of this Agreement. All references herein to the Preliminary Prospectus and the Disclosure Package, and the Final Prospectus shall additionally be deemed to refer to and include the preliminary Canadian offering memorandum, dated July 8, 2014, and the Canadian offering memorandum, dated July 8, 2014, respectively.
The Indentures, the Securities and this agreement (this “Agreement”), are collectively referred to herein as the “Transaction Documents.”
1.Representations and Warranties. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Date (as defined below), and agrees with each Underwriter, as follows:
(a)    (i)    The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Company, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information.
(ii)    Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act Regulations, complied in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Trust Indenture Act”). Each Preliminary Prospectus, the Final Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act and the Trust Indenture Act and each Preliminary Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with this offering was or will be (as applicable)identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As filed, each Preliminary Prospectus and the Final Prospectus shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company and the Representative have agreed to in writing, prior to the Applicable Time, will be included or made therein. The initial date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective (the “Effective Date”) was not earlier than the date three years before the Applicable Time.
(iii)    The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Final Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”).
(b)    (i)     Neither the Registration Statement nor any amendment thereto, at its effective time, or at the Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Disclosure Package did not or will not include an untrue statement of a material fact or did not or will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Final Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) and at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(ii)    The representations and warranties in this subsection shall not apply to statements or omissions in the Registration Statement (or any amendment thereto) or the Final Prospectus (or any amendment thereto) based upon (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1)

under the Trust Indenture Act of the Trustee or (ii) information relating to the Underwriters furnished to the Company in writing by the Underwriters through you expressly for use therein.
(c)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).
(d)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405).
(e)    Other than the Registration Statement, the Preliminary Prospectus and the Final Prospectus, the Company has not prepared, used or referred to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Schedule II hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives and (iii) the term sheet attached as Schedule III hereto. Each Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Disclosure Package, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Issuer Free Writing Prospectus or Disclosure Package (or any amendment thereto) or any electronic road show based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters through you expressly for use therein. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(f)    The Company and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise then as set forth or contemplated in the Disclosure Package; and, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, other than as set forth or contemplated in the Disclosure Package.
(g)    The Company has an authorized capitalization as set forth in the Disclosure Package and, except as set forth in the Disclosure Package, all of the issued shares of capital stock of the Company has been duly and validly authorized and issued and are fully paid and non-assessable.
(h)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and conduct its business as described in the Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a material adverse effect on the (i) business condition (financial or otherwise), results of operations or properties of the Company and its subsidiaries, taken as a whole or (ii) ability of the Company and its subsidiaries, taken as a whole, to perform their obligations in accordance with the terms of the Transaction Documents or consummate the transactions contemplated by the Disclosure Package or the Final Prospectus, as applicable, (a “Material Adverse Effect”); and each subsidiary of the Company has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, with the power and authority to own its properties and conduct its business as described in the Disclosure Package, and has been duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so duly incorporated or formed (other than with respect to any of the Company’s “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X under the Securities Act), qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.
(i)    The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and by the Disclosure Package and the Final Prospectus.

(j)    The Securities have been duly authorized by the Company and, when duly executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute legally valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and entitled to the benefits provided by the applicable Indenture under which they are to be issued.
(k)    This Agreement has been duly authorized, executed and delivered by the Company.
(l)    Each Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company, and assuming the due execution and delivery by the other parties thereto, will constitute a legally valid and binding instrument enforceable against the Company and in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws affecting creditors’ rights generally and equitable principles of general applicability.
(m)    When duly executed and delivered by the Company, the Securities and the Indentures will conform in all material respects to the descriptions thereof contained in the Disclosure Package under the heading “Description of Notes.”
(n)    The financial statements of the Company, including the notes thereto, and any supporting schedules included in or incorporated by reference in the Disclosure Package present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and any supporting schedules included in or incorporated by reference in the Disclosure Package present fairly, in all material respects, the information required to be stated therein.
(o)    Except as described in the Disclosure Package, there are no legal or governmental proceeding pending or, to the Company’s knowledge, threatened, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.
(p)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
(q)    The activities of each of the Company, its subsidiaries, and each of its and their respective officers, directors or employees, in their capacities as such, have not violated, and the Company’s participation in the transactions contemplated by the Transaction Documents will not violate, (i) the Foreign Corrupt Practices Act of 1977 (the “FCPA”), (ii) anti-bribery laws, including any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997 (excluding the FCPA) and (iii) anti-money laundering laws, including applicable federal, state, international, foreign or other laws or regulations regarding anti-money laundering, including Title 18 U.S. Code section 1956 and 1957, the Patriot Act and the Bank Secrecy Act, except in the case of each of clauses (ii) and (iii), for any violation which, singularly or in the aggregate with all other such violations, would not reasonably be expected to have a Material Adverse Effect.
(r)    PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company and its subsidiaries incorporated by reference into the Disclosure Package, is an independent registered public accounting firm within the meaning of Regulation S-X under the Securities Act and the Exchange Act.
(s)    The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to have a Material Adverse Effect.
(t)    Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational documents, or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; except in the case of clause (ii) for defaults that would not reasonably be expected to have a Material Adverse Effect.
(u)    The performance by the Company and its subsidiaries of their obligations under the Transaction Documents and the consummation of the transactions herein and therein contemplated will not (i) conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter, bylaws or any similar organizational documents of the Company or any of its subsidiaries or (iii) contravene any federal, state or local law, rule or regulation or any order of any court or of any other governmental agency or instrumentality having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (i) or (iii), such conflicts, breaches, violations, defaults or contraventions that would not reasonably be expected to have a Material Adverse Effect.
(v)    No consent, approval, authorization or order of, or registration, qualification or filing with any court or regulatory authority or other governmental agency or instrumentality is required in connection with the consummation by the Company of the transactions contemplated by the Transaction Documents, except such consents, approvals, authorizations, registrations or qualifications (i) as have been obtained or made, (ii) as may be required under state securities or Blue Sky laws in connection with the transactions contemplated by the Transaction Documents or (iii) the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
(w)    The Company and its subsidiaries have all necessary consents, authorizations, approvals, clearances, orders, certificates and permits of and from, and have made all required declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals to own, lease, license and use their respective properties and assets, as applicable, and to conduct their respective businesses in the manner described in the Disclosure Package, except such consents, authorizations, approvals, clearances, orders, certificates, permits, declarations and filings the failure of which to have would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(x)    The Company is not, and immediately after giving effect to the transactions contemplated by the Transaction Documents and the application of proceeds thereof will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(y)    The Company and its subsidiaries on a consolidated basis maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at periodic intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to perform the functions for which they were established; any significant deficiency or material weaknesses in internal accounting controls have been identified for the Company’s Chief Executive Officer and its Chief Financial Officer; and, except as described in the Disclosure Package, since the date of the most recent evaluation of such internal accounting controls, there have been no material changes in internal accounting controls or in other factors that could significantly affect internal accounting controls.

(z)    The Company and its subsidiaries have accurately (to the best of the Company’s knowledge) prepared and timely filed all federal, state and other tax returns that are required to be filed by them and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which they are obligated to withhold from amounts owing to their respective employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except any amounts the Company is contesting in good faith or where the failure to so accurately prepare, file or pay would not reasonably be expected to have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or any of the subsidiaries’ federal, state, or other taxes is pending or, to the Company’s knowledge, threatened, which would reasonably be expected to have a Material Adverse Effect. There is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, which would reasonably be expected to have a Material Adverse Effect.
(aa)    Except as disclosed in the Disclosure Package and the Final Prospectus, (i) the Company and each of its subsidiaries (A) is conducting and has conducted its operations in compliance with, and is not in violation of, any and all applicable foreign, federal, state or local laws and regulations, and any enforceable administrative or judicial interpretation thereof, relating to pollution, the protection of human health and safety or the environment or imposing liability or standards of conduct related thereto, including the emission, discharge, release or threatened release, generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, any Hazardous Substance (as hereinafter defined) (collectively, “Environmental Laws”), (B) does not own or operate any real property contaminated with Hazardous Substances, (C) is not conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (D) is not liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site and at any formerly owned or leased properties, (E) is not subject to any pending claim by any governmental agency or other person relating to Environmental Laws or Hazardous Substances (including relating to any exposure thereto), (F) has received and is in compliance with all permits, licenses, authorizations or other approvals required under Environmental Laws to conduct its business as currently conducted and (G) has not agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except in each case covered by clauses (A) through (G) such as would not individually or in the aggregate have a Material Adverse Effect; (ii) to the knowledge of the Company and each of its subsidiaries, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would, individually or in the aggregate, have a Material Adverse Effect; and (iii) to the knowledge of the Company and its subsidiaries, there are no requirements proposed for adoption or implementation by any applicable governmental agency or court under any Environmental Law that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means pollutants, contaminants or hazardous, dangerous or toxic substances, materials, constituents or wastes or petroleum, petroleum products and their breakdown constituents, asbestos, polychlorinated biphenyls or any other chemical substance regulated under Environmental Laws.

(bb)    The Company possesses all real and personal property rights and interests necessary to operate and maintain all of the electrical generation facilities of the Company as currently operated and maintained, except where the failure to possess such rights and interests would not reasonably be expected to have a Material Adverse Effect.
(cc)    The Company and its subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. Neither the Company nor any of its subsidiaries has been denied any necessary insurance coverage which it has sought or for which it has applied.
(dd)    Except as would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, no “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), has occurred with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) established or maintained by the Company or any of its subsidiaries, and each employee benefit plan is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code. Except as would not (individually or in the aggregate) reasonably be expect to have a Material Adverse Effect, no “reportable event” (as defined in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) established or maintained by the Company or any of its subsidiaries; and the Company has not incurred and does not reasonably expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any such pension plan.
(ee)     Prior to the date hereof, neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to sale of the Securities.
(ff)    The statements set forth in the Preliminary Prospectus and any statements that will be set forth in the Preliminary Prospectus under the caption “Description of Notes” insofar as such statements purport to summarize certain provisions of the documents or instruments referred to therein, fairly summarize or will fairly summarize, as applicable, such provisions in all material respects. The statements set forth in the Preliminary Prospectus and any statements that will be set forth in the Preliminary Prospectus under the caption “United States Federal Income Taxation” insofar as such statements refer to statements of law or legal conclusions, are or will be, as applicable, accurate in all material respects as of the respective dates thereof.
(gg)    No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(hh)    As of the date hereof and immediately after the consummation of the Offer, the Company is, or will be, as the case may be, Solvent. The term “Solvent” means that the Company on a particular date are, or will be, able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature.
(ii)    The Company has complied in all respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder, other than as would not have a Material Adverse Effect.
(jj)     No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.
(kk)    No consent, approval, authorization (including but not limited to, prior authorization from the Federal Energy Regulatory Commission under Sections 203 or 204 of the Federal Power Act, as amended) or order of, or registration or qualification with, any governmental body or agency is required for the performance by the Company of this Agreement, the Indenture, or the Securities, or consummation of the transactions contemplated hereby and thereby and by the Disclosure Package, except (x) for such consent, approvals, authorizations, orders, registrations or qualifications that have been obtained or where failure to do so would not have a Material Adverse Effect on the Company or on the offering and sale of the Securities and (y) for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such as may be required by the securities or Blue Sky laws of the various states of the United States or provinces of Canada in connection with the offer and sale of the Securities.
(ll)    The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities (including but not limited to, prior authorization from the Federal Energy Regulatory Commission under Sections 203 or 204 of the Federal Power Act, as amended) necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, except as described in the Disclosure Package.
2.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of (i) the 2023 Notes set forth in Schedule I hereto opposite its name at a purchase price of 98.75% of the principal amount thereof (the “2023 Notes Purchase Price”) and (ii) the 2025 Notes set forth in Schedule I hereto opposite its name at a purchase price of 98.75% of the principal amount thereof (the “2025 Notes Purchase Price”, and together with the 2023 Notes Purchase Price, the “Purchase Price”) plus accrued interest, if any, to the Closing Date.

3.    Terms of Offering. You have advised the Company that the Underwriters will make an offering of the Securities purchased by the Underwriters hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.
4.    Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the account of the Underwriters at 10:00 a.m., New York City time, on July 22, 2014, or at such other time on the same or such other date, not later than July 23, 2014, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the Underwriters.
5.    Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:
(a)    The Final Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 6(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use pursuant to Rule 401(g)(2) shall have been issued and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened.
(b)    At the Closing Date, the Company and the Trustee shall have entered into the Indentures and the Representatives shall have received counterparts, conformed as executed, thereof.
(c)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of Company’ subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as defined for purposes of Section 3(a)(62) of the Exchange Act; and
(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package and that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Final Prospectus.
(d)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(b) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(e)    The Underwriters shall have received on the Closing Date an opinion of White & Case LLP, outside counsel for the Company, dated the Closing Date in the form and substance reasonably satisfactory to the Underwriters. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.
(f)    The Underwriters shall have received on the Closing Date a negative assurance letter of White & Case LLP, outside counsel for the Company, dated the Closing Date in the form and substance reasonably satisfactory to the Underwriters. Such letter shall be rendered to the Underwriters at the request of the Company and shall so state therein.
(g)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the Closing Date, covering such matters as requested by the Underwriters.
(h)    The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representative, from PricewaterhouseCoopers LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(i)    On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
6.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives, such approval not to be unreasonably withheld, with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Company will promptly advise the Representatives (i) when any supplement to the Final Prospectus shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commericially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commericially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable
(b)    The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you, such approval not to be unreasonably withheld, and attached as Schedule III hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
(c)    If, at any time prior to the Closing Date, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
(d)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company will (i) notify promptly the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commericially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
(e)    Upon written request, the Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.
(f)    To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.
(g)    The Company will cooperate with the Representatives and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.
(h)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all reasonable expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Registration Statement, the Disclosure Package, the Final Prospectus and the Final Prospectus prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the preparation and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them, (iv) any fees charged by rating agencies for the rating of the Securities, (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees), (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Securities and (ix) all other reasonable costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 8 and the last paragraph of Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of its counsel and any advertising expenses connected with any offers they may make.
(i)    Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.
(j)    To apply the proceeds from the sale of the Securities in the manner described in the Disclosure Package under the caption “Use of proceeds.”
(k)    The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act.
The Company also agrees that, without the prior written consent of the Representative, it will not, during the period beginning on the date hereof and continuing until the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities.
7.    Offering of Securities; Qualified Independent Underwriter. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package. The Company hereby confirms its engagement of Morgan Stanley as, and Morgan Stanley hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 5121(f)(12) of FINRA with respect to the offering and sale of the Securities. Morgan Stanley, in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” The QIU will not receive any additional compensation for its services as the QIU hereunder.
8.    Indemnity and Contribution.
(a)    The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, or any amendment thereof or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the documents referred to in the foregoing indemnity.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred; provided, however, that if indemnity may be sought pursuant to paragraph (a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the QIU, its affiliates, directors, officers and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Any such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters or the QIU, as the case may be, on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters or the QIU, as the case may be, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters or the QIU, as the case may be, on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus and received by the Underwriters bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters or the QIU, as the case may be, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters or the QIU, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person who controls the QIU (within the meaning of either the Securities Act or the Exchange Act) in connection with the offering of the Securities, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 5121) in connection with the offering of the Securities contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the QIU.
(f)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter that it might otherwise have been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Underwriters obligations to contribute pursuant to this Section 8 shall be several in proportion to their respective purchase obligations hereunder and not joint.
The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of the QIU, any person controlling the QIU or any affiliate of the QIU or by or on behalf of the Company, their officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.
9.    Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) any suspension of trading in securities generally on the New York Stock Exchange or the NASDAQ National Market or any setting of minimum prices for trading on such exchange shall have occurred, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv)

any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Preliminary Prospectus or the Final Prospectus.
10.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one‑tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non‑defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one‑tenth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one‑tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Disclosure Package, the Final Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform their obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out‑of‑pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.    Entire Agreement.
(a)    This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Registration Statement, Disclosure Package, the Final Prospectus, the conduct of the offering, and the purchase and sale of the Securities.
(b)    The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not an agent of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
12.    Representations, Indemnities and Certain Covenants to Survive Delivery. The respective indemnities, agreements, the representations, warranties, and other statements of the Company, its officers, the several Underwriters and the QIU set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the QIU, the Company or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
13.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
14.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
15.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
16.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: General Counsel; if to the Company shall be delivered, mailed or sent to Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002, Attention: Shonnie Daniel, Vice President and Associate General Counsel, Calpine Corporation; or if to the QIU shall be delivered, mailed or sent to the QIU at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: General Counsel.
17.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title Ill of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain,

verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature Pages Follow]

Very truly yours,

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf Title: Chief Financial Officer of Calpine Corporation

Calpine Corporation – Underwriting Agreement

Accepted as of the date hereof

Morgan Stanley & Co. LLC,
Acting on behalf of itself
and as the Representative of
the several Underwriters

By:	/s/ WILLIAM GRAHAM
Name: William Graham Title: Authorized Signatory

Calpine Corporation – Underwriting Agreement

SCHEDULE I

Underwriters	Principal Amount of 2023 Notes to be Purchased	Principal Amount of 2025 Notes to be Purchased

Morgan Stanley & Co. LLC	$312,500,000	$387,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$87,500,000	$108,500,000
Citigroup Global Markets Inc.	$87,500,000	$108,500,000
Credit Suisse Securities (USA) LLC	$87,500,000	$108,500,000
Deutsche Bank Securities Inc.	$87,500,000	$108,500,000
Goldman, Sachs & Co.	$87,500,000	$108,500,000
Mitsubishi UFJ Securities (USA), Inc.	$87,500,000	$108,500,000
Barclays Capital Inc.	$81,250,000	$100,750,000
Credit Agricole Securities (USA) Inc.	$87,500,000	$108,500,000
RBC Capital Markets, LLC	$81,250,000	$100,750,000
RBS Securities Inc.	$81,250,000	$100,750,000
UBS Securities LLC	$81,250,000	$100,750,000
Total	$1,250,000,000	$1,550,000,000

SCHEDULE II

1.	Pricing Term Sheet dated July 8, 2014, substantially in the form of Schedule III

SCHEDULE III

TERM SHEET

Issuer Free Writing Prospectus filed pursuant to Rule 433
Registration No. 333-197288

Pricing Term Sheet
CALPINE CORPORATION

$1,250,000,000 5.375% Senior Notes due 2023
$1,550,000,000 5.750% Senior Notes due 2025

Pricing Supplement, dated July 8, 2014, to Preliminary Prospectus Supplement, dated July 8, 2014, of Calpine Corporation. This supplement (this “Pricing Supplement”) is qualified in its entirety by reference to the Preliminary Prospectus Supplement dated July 8, 2014 (the “Preliminary Prospectus Supplement”). The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Terms used herein and not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

Terms Applicable to 5.375% Senior Notes due 2023
Issuer:	Calpine Corporation (“Calpine”)
Title of Securities:	5.375% Senior Notes due 2023 (the “2023 Notes”)
Aggregate Principal Amount:	$1,250,000,000
Gross Proceeds to Issuer:	$1,250,000,000
Net Proceeds to Issuer:	$1,234,375,000
Final Maturity Date:	January 15, 2023
Issue Price:	100.00% plus accrued interest, if any
Coupon:	5.375%
Spread to Benchmark Treasury:	+298 basis points
Benchmark Treasury:	UST 1.625% due November 15, 2022
Gross Spread:	1.25% of the principal amount of the 2023 Notes
Optional Redemption:
On or after October 15, 2018, Calpine may on any one or more occasions redeem all or a part of the 2023 Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2023 Notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on October 15 of the years indicated below (subject to the rights of holders of 2023 Notes on the relevant record date to receive interest on the relevant interest payment date):

	Year	Percentage
	2018	102.688%
	2019	101.344%
	2020 and thereafter	100.000%

Optional Redemption with Equity Proceeds:
At any time prior to October 15, 2017, up to 35% of the 2023 Notes issued under the indenture may be redeemed, upon not less than 30 nor more than 60 days’ notice, at 105.375% plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Make-Whole Redemption:
At any time prior to October 15, 2018, Calpine may on any one or more occasions redeem all or a part of the 2023 Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of 2023 Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of holders of 2023 Notes on the relevant record date to receive interest due on the relevant interest payment date.
“Applicable Premium” means, with respect to any 2023 Note on any redemption date, the greater of:
(1) 1.0% of the principal amount of such 2023 Note; or
(2) the excess of:
(A) the present value at such redemption date of (i) the redemption price of such 2023 Note at October 15, 2018 (such redemption prices being set forth in the tables appearing under the caption “—Optional Redemption”) plus (ii) all required interest payments due on such 2023 Note through October 15, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(B) the principal amount of the 2023 Note.
“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2018 with respect to any 2023 Note; provided, however, that if the period from the redemption date to October 15, 2018 with respect to any 2023 Note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Change of Control Triggering Event	101%, plus accrued and unpaid interest, if any to, but not including, the date of payment.
CUSIP/ISIN Numbers:	CUSIP: 131347 CE4 ISIN: US131347CE49

Terms Applicable to 5.750% Senior Notes due 2025
Issuer:	Calpine Corporation (“Calpine”)
Title of Securities:	5.750% Senior Notes due 2025 (the “2025 Notes”)
Aggregate Principal Amount:	$1,550,000,000
Gross Proceeds to Issuer:	$1,550,000,000
Net Proceeds to Issuer:	$1,530,625,000
Final Maturity Date:	January 15, 2025
Issue Price:	100.00% plus accrued interest, if any
Coupon:	5.750%
Spread to Benchmark Treasury:	+325 basis points
Benchmark Treasury:	UST 7.500% due November 15, 2024
Gross Spread:	1.25% of the principal amount of the 2025 Notes
Optional Redemption:
On or after October 15, 2019, Calpine may on any one or more occasions redeem all or a part of the 2025 Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2025 Notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on October 15 of the years indicated below (subject to the rights of holders of 2025 Notes on the relevant record date to receive interest on the relevant interest payment date):

	Year	Percentage
	2019	102.875%
	2020	101.917%
	2021	100.958%
	2022 and thereafter	100.000%

Optional Redemption with Equity Proceeds:
At any time prior to October 15, 2017, up to 35% of the 2025 Notes issued under the indenture may be redeemed, upon not less than 30 nor more than 60 days’ notice, at 105.750% plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Make-Whole Redemption:
At any time prior to October 15, 2019, Calpine may on any one or more occasions redeem all or a part of the 2025 Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of 2025 Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of holders of 2025 Notes on the relevant record date to receive interest due on the relevant interest payment date.
“Applicable Premium” means, with respect to any note on any redemption date, the greater of:
(1) 1.0% of the principal amount of such 2025 Note; or
(2) the excess of:
(A) the present value at such redemption date of (i) the redemption price of such 2025 Note at October 15, 2019 (such redemption prices being set forth in the tables appearing under the caption “—Optional Redemption”) plus (ii) all required interest payments due on such 2025 Note through October 15, 2019 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(B) the principal amount of the 2025 Note.
“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2019 with respect to any 2025 Note; provided, however, that if the period from the redemption date to October 15, 2019 with respect to any 2025 Note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Change of Control Triggering Event	101%, plus accrued and unpaid interest, if any to, but not including, the date of payment.
CUSIP/ISIN Numbers:	CUSIP: 131347 CF1 ISIN: US131347CF14

Terms Applicable to All Notes
Interest Payment Dates:	April 15 and October 15
Record Dates:	April 1 and October 1
First Interest Payment Date:	April 15, 2015
Joint Book-Running Managers:
Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Mitsubishi UFJ Securities (USA), Inc.

Co-Managers:	Barclays Capital Inc. Credit Agricole Securities (USA) Inc. RBC Capital Markets, LLC RBS Securities Inc. UBS Securities LLC
Trade Date:	July 8, 2014
Settlement Date:
July 22, 2014, which will be the tenth business day following the date of the final prospectus supplement (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder on the date hereof or on the next six succeeding business days will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Denominations:	$2,000 and integral multiples of $1,000
Distribution:	SEC Registered (Registration No. 333-197288)
Use of Proceeds:
Calpine intends to use the net proceeds from this offering, together with cash on hand (if necessary) to (i) pay the consideration in connection with the Tender Offers and Consent Solicitations in respect of the Tender Offer Notes, (ii) redeem any of the Tender Offer Notes not tendered in connection with the Tender Offers and Consent Solicitations and (iii) pay premiums, fees and expenses relating to the Tender Offers and Consent Solicitations and the redemption (if any) of the Tender Offer Notes. In addition, Calpine has begun discussions with holders of the 2019 Notes with respect to the repurchase of some or all of the 2019 Notes. Calpine has not reached any agreement with respect to the terms of any such repurchase and no assurance can be given that any such repurchase will be consummated. Under the indenture governing the 2019 Notes, Calpine currently has the option to redeem some or all of the 2019 Notes at a “make-whole” price. If Calpine does enter into an agreement to repurchase some or all of the 2019 Notes, Calpine intends to use a portion of the net proceeds from this offering for such repurchase. Any net proceeds from this offering not used for the purposes described above will be used for general corporate purposes.

Trustee:	Wilmington Trust, National Association
__________________________________________________
This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Prospectus Supplement for a complete description.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
The Issuer has filed a registration statement (Registration No. 333-197288) (including a Base Prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Base Prospectus in that registration statement, the related Preliminary Prospectus Supplement and other documents the issuer has filed with the SEC, including those incorporated by reference into the Base Prospectus and Preliminary Prospectus Supplement, for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, the underwriter or any dealer participating in the offering will arrange to send you the Base Prospectus and related Preliminary Prospectus Supplement if you request it by contacting Morgan Stanley & Co. LLC, at 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department, by telephone at (866) 718-1649 or by emailing prospectus@morganstanley.com.
Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers and other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.